EXHIBIT 99.1
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PRESS RELEASE
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Contacts:                                    Investors/Media:
Richard G. Chleboski                         Stephanie Carrington / Denise Roche
Chief Financial Officer                      The Ruth Group
Evergreen Solar, Inc.                        646-536-7017 / 7008
508-357-2221 x708                            scarrington@theruthgroup.com
investors@evergreensolar.com                 droche@theruthgroup.com



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     EVERGREEN SOLAR, INC. APPOINTS RICHARD FELDT AS CHIEF EXECUTIVE OFFICER

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               -- NEW CEO BRINGS 30 YEARS OF OPERATIONS EXPERIENCE
                TO LAUNCH THE GROWTH PHASE OF EVERGREEN SOLAR --

MARLBORO, MASSACHUSETTS, December 12, 2003 - Evergreen Solar, Inc. (Nasdaq:
ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, today announced the appointment of Richard M. Feldt as Chief Executive Officer and President and a member of the Board of Directors, effective today. Mr. Feldt succeeds Mark A. Farber, who takes the position of Vice President of Marketing and Business Development and remains a Director.

Robert W. Shaw, Jr., Chairman of the Board, commented, "Evergreen Solar's Board is very pleased to announce Rick's appointment. Evergreen has entered a new phase of development as we look to expand our manufacturing capacity fourfold over the next 12 to 18 months. Rick's 30-year track record in successfully growing global technology and manufacturing businesses will be instrumental in the current major expansion."

Mr. Shaw continued, "Mark Farber has been an enormous asset to Evergreen Solar during the past nine years. Mark created the platform we now have and positioned us to accelerate the growth of this business. In his new role, he will be able to focus his solar market expertise to support the Company's aggressive sales objectives."

Philip J. Deutch of Perseus LLC, lead investor in the May 2003 $30 million Series A Preferred financing, and Evergreen Director, said, "Evergreen Solar has one of the strongest management teams in the energy technology space. The addition of Rick Feldt is going to make a great team even better. Rick has the management experience, track record, and skill set to augment the Evergreen team and take advantage of the significant opportunities ahead. Rick's appointment as CEO is consistent with the strategy of the Series A investors to provide Evergreen with the resources - managerial and financial - to create significant value for its shareholders."

Richard Feldt, age 52, joins Evergreen Solar from Perseid, a developer of optical phased array technology created by Raytheon, where he served as Chief Executive Officer. Previously, he served as Chief Operating Officer of SupplierMarket.com, which was sold to Ariba. Prior to that, Mr. Feldt was Senior Vice President and General Manager of Worldwide Operations at Symbol Technologies (NYSE: SBL), where he contributed to doubling revenues in four years. As head of operations, Mr. Feldt increased Symbol's competitive advantage by streamlining its complex supply chain and significantly reducing cycle times and material costs. In addition, Mr. Feldt has held senior positions at A.T. Cross Company, Eastman Kodak Company, and Spectra-Physics, Inc. He received a bachelor's degree in industrial engineering from Northeastern University.

Mr. Feldt stated, "As an innovator in crystalline silicon, Evergreen Solar has a great technology foundation and a strong management team in place. I look forward to leading Evergreen Solar through the expansion and transformation into a formidable industry player."


ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

Evergreen Solar(R) is a registered trademark of Evergreen Solar, Inc.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company cautions you that any statements contained in this press release, which are not strictly historical statements, constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management's expectations regarding the timing, cost, and success of the Company's current and future manufacturing scale-up and production; future financial performance; the Company's technology and product development, cost, and performance; the Company's current and future strategic relationships and future market opportunities; and the Company's other business and technology strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company's business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company's products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company's relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company's business, the partner's business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company's solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company's filings with the Securities and Exchange Commission - including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 27, 2003, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 12, 2003 (a copy of which may be obtained at the SEC's web site at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.